                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 12

                         Trust Indenture and Agreement

                              Dated: May 14, 1998

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for the Trust on the Initial Date of Deposit is the amount set forth under the captions "Essential Information -- Fractional Undivided Interest per Unit" in the Prospectus.





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          (c)  The number of Units created of the Trust are set forth under the caption "Essential Information--Initial Number of Units" in the Prospectus for the Trust.

          (d) Section 10.02 shall be amended to read in its entirety as follows:

          Section 10.02. Initial Costs. Unless otherwise provided in the Trust's prospectus, the expenses incurred in establishing the Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. The Trustee shall pay or reimburse the Depositor for such expenses and shall charge them to the Capital Account. If the balance in the Capital Account shall be insufficient to provide for such expenses, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02. For the purposes of the addition provided in clause (3) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the prospectus. In calculating such accrual, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01. The Depositor's submission to the Trustee for payment of an invoice or request for reimbursement shall constitute the Depositor's certification, upon which the Trustee shall conclusively rely, that the expenses claimed therein constitute expenses properly borne by the Trust pursuant to applicable law and regulations.

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date" and "Mandatory Termination Date" and to add the following definitions:

          Interim Rollover Unitholder

               The meaning assigned to it in the Prospectus for the Trust.

          Final Rollover Unitholder

               The meaning assigned to it in the Prospectus for the Trust.

          Capital Distribution Date

               The meaning assigned to it in the Prospectus for the Trust.

          Mandatory Termination Date

               The meaning assigned to it in the Prospectus for the Trust.

          (f) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definitions of "Rollover Notification Date," "Special Redemption and Liquidation Period," "Capital Distribution Date" and "Mandatory Termination Date" with the following:


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                                                                       Ex.1.1(b)


          Rollover Notification Date

               The dates specified in the Prospectus for the "Interim Rollover Notification Date" and the "Final Rollover Notification Date" in "Essential Information" shall also apply individually to the term "Rollover Notification Date" provided herein. In addition, any reference to the "Rollover Notification Date" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Rollover Notification Date" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

          Special Redemption and Liquidation Period

               The dates specified in the Prospectus for the "Interim Special Redemption and Liquidation Period" and the "Final Special Redemption and Liquidation Period" in "Essential Information" shall also apply individually to the term "Special Redemption and Liquidation Period" provided herein. In addition, any reference to the "Special Redemption and Liquidation Period" as it relates to exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Special Redemption and Liquidation Period" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

               (g) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."

               (h) The following subsection (d) shall be added to Section 7.02:

               (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

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          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this
Trust Indenture and Agreement for Nuveen Unit Trusts, Series 12 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       John Nuveen & Co. Incorporated,
                                                      Depositor


                                       By /s/ William H. Stabenow
                                         ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Karen L. Healy
  -------------------------
     Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ John W. Sweeney
                                         ----------------------------
                                                Vice President


(Seal)

Attest:

By /s/ Robert E. Lisk
  --------------------------
      Assistant Treasurer




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                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 12



    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trust in the Prospectus.)





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